Exhibit 10.2

Name of Optionee:	[●]
Number of Units of Company Common Stock (each Unit consisting of 9 A Shares and 1 L Share) subject to Option:	[●]
Price Per Unit of Company Common Stock:	$[●]
Date of Grant:	[●]

GIRAFFE HOLDING, INC.

2010 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS STOCK OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

GIRAFFE HOLDING, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR STOCK OPTION AND ITS TAX CONSEQUENCES.

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by Giraffe Holding, Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Giraffe Holding, Inc. 2010 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option. The Company grants to the Optionee on the date of grant set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, the number of Units of the Company set forth above (the “Units”) with an exercise price per Unit as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. Only Units may be delivered upon exercise of the Stock Option.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422) and is granted to the Optionee in connection with the Optionee’s Employment.

2. Meaning of Certain Terms. Except as otherwise defined herein (including for the avoidance of doubt, in any Schedules attached hereto, which are incorporated herein and are a part hereof), all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(i)

“Beneficiary” means the death beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(ii)	“Change of Control” shall have the same meaning as in the Stockholders Agreement.

(iii)	“Initial Public Offering” shall have the same meaning as in the Stockholders Agreement.

(iv)	“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

3. Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.

(i)

Generally. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any portion of the Stock Option means that such portion is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, relinquished or expired, the Stock Option will vest in accordance with the terms of Schedule A attached hereto.

(ii)

Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Any vested portion of the Stock Option is exercisable only with respect to whole Units, and not separately with respect to shares of Stock, or the individual classes of shares of Stock, represented in a Unit. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, subject to any restrictions provided under the Plan and the Stockholders Agreement and to such additional administrative rules as the Administrator may prescribe. Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) by such other means, if any, as may be acceptable to the Administrator, or (iii) by any combination of the foregoing permissible forms of payment. If the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws and the terms of the Stockholders Agreement. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date, or earlier forfeited or otherwise terminated, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(iii)

Treatment of the Stock Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(A) Subject to clauses (B), (C), (D), and (E) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (x) the date that is sixty (60) days following the date of such cessation of Employment and (y) the Final Exercise Date, and then, except to the extent previously exercised, will thereupon immediately terminate.

(B) Subject to clauses (D) and (E) below, if the Optionee’s Employment terminates by reason of the Optionee’s death, the Stock Option, to the extent it is then vested, will remain outstanding and exercisable until the earlier of (x) the first anniversary of the date of termination and (y) the Final Exercise Date, and then, except to the extent previously exercised, will thereupon immediately terminate.

(C) Subject to clauses (D) and (E) below, if the Optionee’s Employment is terminated by the Company due to the Optionee’s Disability, the Stock Option, to the extent it is then vested, will remain outstanding and exercisable until the earlier of (x) the date that is 180 days following the date of termination and (y) the Final Exercise Date, and then, except to the extent previously exercised, will thereupon immediately terminate.

(D) If the Optionee’s Employment is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or if the Optionee voluntarily terminates his or her Employment and, at the time of such termination, there exist (as the Administrator, in its sole discretion, may determine) circumstances that would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

(E) The Administrator may cancel, rescind, withhold or otherwise limit or restrict any vested or unvested Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Optionee breaches any agreement with the Company or its Affiliates described in Section 4(ii) of this Agreement.

4. Share Restrictions, Etc. Not later than upon the execution of this Agreement and as a condition to effectiveness of the Stock Option, the Optionee shall execute and deliver a counterpart signature page to, and become a party to, (i) the Stockholders Agreement and (ii) an Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company or a subsidiary of the Company, or similar agreement, in a form acceptable to the Company. If the Optionee is, as of the Date of Grant, a party to an agreement described in clause (ii) of this Section 4, the Optionee hereby acknowledges and agrees that he or she remains bound by such agreement, and that the Company is, and shall be, an affiliate of The Gymboree Corporation for purposes of such agreement. The Optionee’s rights hereunder (including with respect to shares received upon exercise) are subject to the additional restrictions and other provisions contained in the Stockholders Agreement.

5. Legends, Etc. Shares of Stock issued upon exercise of the Stock Option or otherwise delivered in satisfaction of the Stock Option will bear such legends as may be required or provided for under the terms of the Stockholders Agreement.

6. Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7. Withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any. No shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by exercising the Stock Option the Optionee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Optionee authorizes the Company and its subsidiaries to withhold any amounts due hereunder from any payments otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

8. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

9. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Stock Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and to be subject to the terms of the Plan.

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Executed as of the              day of             , 201    .

Optionee:

Address:

[Signature Page to Non-Statutory Option Agreement]

Company:	GIRAFFE HOLDING, INC.

By:
Name:
Title:

[Signature Page to Non-Statutory Option Agreement]

Schedule A

Vesting Schedule

The Stock Option, unless earlier terminated or forfeited, shall vest (i) as to 20% of the total number of Units subject to the Stock Option on the first anniversary of the Vesting Commencement Date, and (ii) as to an additional 20% of the total number of Units subject to the Stock Option on each of the second, third, fourth and fifth anniversary of the Vesting Commencement Date; subject, in each case, to the Optionee remaining in continuous Employment through the applicable anniversary of the Vesting Commencement Date. For purposes of this Schedule A, the “Vesting Commencement Date” is                              .

In the event of a Change of Control, the Stock Option, unless earlier terminated or forfeited and to the extent not otherwise vested, will become fully vested immediately prior to such Change of Control; provided that, for the avoidance of doubt, in no event shall an Initial Public Offering constitute a Change of Control for purposes of this Agreement.

A-1